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                                                                    EXHIBIT 99.2

STEPHEN J. PAVLOVICH:

Good afternoon. I'd like to welcome all of you to our first quarter conference call. Joining me today is our Chairman and CEO, Carly Fiorina, and Bob Wayman, our chief financial officer.

Before we get started, I'd like to remind you that the call is being webcast on hp.com. Click on "Investor Relations" and then "Listen to Q1 earnings conference call". A replay will also be available shortly after the conclusion of the call through February 20th.

Next, it's my duty to inform you that the primary purpose of this call is to provide you with information regarding the quarter just ended. It's possible, however, that some of our comments and responses to your questions may include forward-looking statements. These statements are subject to a number of risks and uncertainties, and actual future results may vary materially. Again, I encourage you to read the risks described in the company's annual report on form 10-K for the year ended October 31, 2001 filed with the SEC for an understanding of the factors that may affect the company's businesses and results.

Now, before I turn things over to Carly and Bob, I'd like point out a couple of changes that we've made to our segment reporting starting this quarter. We have added two new segments to provide better visibility into our businesses, and to make our reporting more consistent with the way we manage the businesses. Specifically, in addition to the Imaging and Printing, Computer Systems, IT Services and "Other" segments, we will now be reporting Embedded and Personal Systems and Financing as separate segments. The Embedded and Personal Systems segment includes all of our PC business, both consumer and commercial, as well as our handheld and appliance businesses. In addition, Financing has been separated to provide better visibility to the workings of our financing business on a standalone basis and to eliminate confusion created when it was included in IT Services. We have prepared restated segment data for the FY01 by quarter and posted it on the IR website for your convenience.

So, with that, I'll turn things over to Carly for her remarks.


CARLETON S. FIORINA:

Thank you, Steve.

This afternoon we announced our first quarter results. Given the difficult environment we are operating in, we are pleased with our performance... and I want to thank the people of HP for their focus and hard work -- they didn't get distracted when there was plenty of opportunity to do so.

Here's a quick summary.

We reported first quarter revenue of $11.4 billion, up 5% sequentially from $10.9 billion in the fourth quarter and down 8% from the $12.4 billion reported in the same period last year. This sequential top line growth -- driven largely by strong sales in consumer and commercial PCs, digital imaging products and our outsourcing business -- is particularly encouraging given that we were anticipating a slight revenue decline at the start of the quarter.

Also encouraging is that we significantly increased gross margin. Pro forma gross margin was 26.9%, up substantially from 25.7% in the prior quarter and flat with last year.

We maintained our focus on managing our cost structure; keeping expenses essentially flat sequentially -- up less than 1% on a pro forma basis -- and down 2% year-over-year.

As a result, we reported pro forma earnings per share of 29 cents, compared with 19 cents in the preceding quarter and 41 cents in the year-ago quarter.

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On the balance sheet side, we had another strong quarter in terms of cash generation and inventory management. Cash flow from operations was $1.6 billion during the quarter and we exited the quarter with more than $7 billion in cash and short-term investments on the balance sheet. Again, this strong performance was helped by solid inventory management -- inventory was down nearly $750 million in the quarter as we continue to improve our execution throughout the supply chain and distribution.

Market conditions remain tough worldwide -- both in the consumer and the enterprise space. We did see an uptick in consumer spending in North America, Europe and Asia Pacific, largely holiday-related and centered in our digital imaging and consumer PC businesses. While the holiday spending season was a pleasant surprise -- and one we didn't let slip by -- we're not counting on it repeating in this post-holiday quarter. Our performance in this market requires that we continue to be sharp in our execution.

The enterprise market is even tougher and continues to be characterized by sluggish corporate IT spending, very aggressive competition and tough deal pricing. This is particularly true among our largest corporate customers and in the telecom, airlines, manufacturing and high-tech industries. Although we did see some improvement in spending habits and overall tone across our business customers we continue to believe a recovery won't occur until the second half of this year, and we're managing the business accordingly.

So it's with that backdrop that I'd offer some context... a few key takeaways... from this quarter's results. Takeaways that you'll hear Bob echo as he talks more specifically about the segments.

First, the hard work of restructuring and refocusing HP during these past two-and-a-half years has laid the foundation for an organization that has the

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capability to lead. Our execution over these past two quarters demonstrates that we are ready to take a decisive step to strengthen the business.

The people of HP CAN execute -- and they've proven it. Think about the challenges these employees have had to face up to and overcome: a very difficult economic environment worldwide; an industry undergoing rapid transformation; intense competition; and a distracting proxy contest that none of us could have predicted but one we're determined to win. This team has shown their mettle and turned in results that I think are worthy of praise.

But more importantly, I think these results demonstrate we know our business -- better than anyone else. We recognize where we are strong... and where we need to strengthen.

On the consumer side, we got a lift from our digital imaging business. We had strong sequential revenue growth, reflecting not only the better than expected holiday buying season, but the fact that we have outstanding products in the marketplace supported by smart marketing and a well-oiled supply chain. Our digital cameras continue to be a strong performer -- a consistent seller, which achieved the number one market share position in U.S. retail in November. Our photo printer businesses showed 159% unit growth and also held the number one U.S. retail market position in November.

And we are winning in low-end printing. HP retained the number one worldwide position in the sub-$100 category with a 34% share. And we're not relenting; we'll continue to offer next-generation products that offer superior performance with a cost structure specifically designed for this category.

In consumer PCs, we achieved solid profit and share, and stronger than expected revenues. We hit new market share highs -- especially in North America -- where we captured 59% of the U.S. retail market in November according to

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the most recent industry data. This strong performance on the consumer side, plus tight operational focus, led to profitability -- albeit slight -- in the overall PC business. We've got some good things going on in this business. We need to build on them -- not tear it down as some have suggested.

We are continuing to see good demand for supplies. Our supplies revenue showed strong year-over-year growth of 9%, driven by an increase in unit volume. This is a good example of where innovation counts -- it may seem like a straightforward business, but being ahead of the innovation curve is critical to driving demand. This quarter we introduced several new cartridge formats and are working with new partners in areas like mail addressing, invisible document coding, and ID cards -- something very top of mind these days.

On the enterprise side, we're focused on a few things: improving our market position in the fastest growing segments, strengthening our end-to-end solutions delivery capability, capitalizing on customers' movement toward premier support and outsourcing providers, and controlling costs.

Our UNIX(R) business delivered healthy margins and good expense control. We ARE profitable here. Superdome is now a proven technology that continues to gain momentum. And we are rolling over our mid-range line and will have a strong product line-up in the market when conditions improve.

In services, we saw outstanding year-over-year growth. In local currency, we grew outsourcing 32%, and achieved 7% revenue growth in our highly profitable support services, where our capabilities are really resonating with corporate clients as they struggle to maintain effectiveness with shrinking IT budgets. Support is a business that generates very strong double-digit operating profit margins quarter after quarter -- it's a business, like supplies, where more is better. And it provides terrific opportunities for up-sell.

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So, we have real strengths. And we've made significant progress. But this isn't the end-game. It's a platform to build on. We also know our weaknesses and we know what we need to do to fix them.

In the commercial PC business, we are operating at a loss and we lack the direct distribution capabilities needed to improve our competitive position.

In storage, while we have strong capabilities, we don't have enough capacity in networked storage to lead.

We still struggle in the low-end IA-32 server arena. More and more low- and mid-range applications will be delivered on Windows and Linux servers -- HP has been losing momentum and losing money in our Windows business for almost two years. Today, our overall IA-32 server unit market share is about 9%. And while we've made great progress in Linux, our efforts here need to be beefed-up quickly. We need a winning multi-OS server business to be successful in enterprise computing and to execute on our strategy.

Our services organization has the skills and the capability to really succeed -- but it needs more scale to compete for and win the biggest potential business opportunities out there.

And it's worth repeating... too much of our profitability comes from our imaging and printing business. We have to invest more in imaging and printing to lead, which means our other businesses have to pay their own way. Continued growth in imaging and printing requires creating new categories such as digital publishing and digital imaging. And these growth opportunities depend upon the capabilities we have in computing and storage and servers and network management.

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And this is where the merger with Compaq comes in.

HP needs to take decisive actions to further improve our market position and profitability, especially in computing systems and commercial PCs. These businesses are important pieces of our broader portfolio and must be sufficiently profitable in their own right.

Let's talk about PCs. Over the last year-and-a-half Compaq has created a successful direct delivery engine that has improved its annual inventory turns in that business from 23 to 62 -- a more than 100% improvement year over. They ship about 70% of their commercial volume in North America through their direct channel, comparable to Dell. Combining our successful retail PC business model with their commercial business model allows us to achieve much more together than we could alone.

Compaq is the leading provider of storage systems in the world on a revenue basis. With Compaq, we will become the number one player in storage, and the leader in the fastest growing segment of the storage market storage area networks. Coupled with our high-end storage management capabilities, it's a winning play.

With Compaq, we will become number one in Windows, number one in Linux and number one in UNIX(R). This new strength and our market presence make us a much more attractive partner. And with our combined market position in servers, we will be able to engage the software community in building the applications that will drive demand for Itanium systems.

With Compaq, we will double our service and support capacity in the area of mission-critical infrastructure design, outsourcing and support, giving us the meaningful scale to play a leadership role in this business. And we will double the size of our sales force, allowing us to serve more customers more effectively.

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The simple fact is HP has a lot going for it. But there are also significant areas where a lot more is needed. And with Compaq we have a detailed plan -- not just platitudes -- to address them.

With that, let me turn the call over to Bob to give you more detail on the numbers.

Bob...

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ROBERT P. WAYMAN:

Thanks Carly,

Given our performance this quarter, it's a real pleasure to review the numbers with you today.

Nine days ago we indicated that we would exit our fiscal Q1 stronger on both the top and bottom line than our previous guidance at the beginning of the quarter. Our original expectations were based on very uncertain market conditions in both the enterprise and consumer markets and uncertainty about the impact of our proposed merger with Compaq. Given these challenges, our performance during the quarter was encouraging as it showed the underlying strength of our business and the continued ability of the HP team to execute during challenging times.

So let's look at the numbers...

At a high level, we achieved revenue of $11.4 billion during the quarter and pro forma EPS of 29 cents. This represents 53% sequential growth, and a 29% decline year-over-year. Pro forma gross margin improvement to 26.9% during the quarter contributed significantly to bottom line performance, as did continued aggressive expense management. Expenses were up less than 1% from Q4 on a pro forma basis.

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Q1 revenue of $11.4 billion was up 5% from Q4 of last year, significantly above our original sequential guidance of "down slightly". As a reminder, Q1 is typically down from Q4 due to normal seasonality so this was a pretty solid quarter. Revenue strength was driven predominantly by our consumer business where strong demand for consumer PC's and digital imaging products pushed consumer revenue up nearly 10% sequentially. Enterprise revenue was flat from the prior quarter while IT-service revenue was up 1%.

On a year-over-year basis, revenue was down 8% in dollars and 7% in constant currency. Since currency really wasn't very significant this quarter, my comments will be in dollar terms unless I make specific comments to local currency. While the challenging economic environment is clearly global in nature, European performance was the strongest versus the prior quarter. Sequentially, European revenue was up 12% compared to revenue growth of only 1% in both the U.S. and Asia Pacific. Latin America continues to be a difficult economic environment with revenue down 6% from Q4.

On a year-over-year basis, U.S. revenue was down 9%, while European revenue was down 5%. Asia Pacific performance was relatively good in local currency terms compared to last year, down only 3%, but significant currency devaluation throughout the year particularly in Japan pushed the decline to 9% in dollar terms.



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Finally, Latin America was notably weak with year-over-year revenue down 18%.

A few country details for year-over-year performance: within Asia Pacific, Japan and Australasia were each down 18%. Korea declined 7% while China continues to be a source of strength with revenue growth of 9% from last year. In Europe, most countries were flat or showed little change year-over-year. However, weakness in the U.K., down 24%, and Germany, down 11%, hurt overall region performance.

As we enter Q2, we remain cautious and are not counting on Q1's strong consumer demand to continue. The enterprise spending environment remains weak. As a result, we now expect Q2 revenues to be down modestly from our Q1 level.

Next, gross margin...

We exited Q1 with a pro forma gross margin of 26.9%, a marked improvement from Q4's 25.7%. At 26.9% we are in line with last year's Q1, an excellent result in the context of an 8% lower top line. Improvement was company-wide with all of our reported business segments registering sequential gross margin expansion. Driving the above-plan performance in gross margin were higher than expected revenue and improved mix to higher margin products in our inkjet and PC businesses. Our workforce reduction actions, which have been



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key in driving down expenses, also helped cost of sales. In addition, a favorable yen benefited cost of sales in our LaserJet business.

Looking ahead to Q2, we expect gross margin to be approximately flat sequentially.

Moving on to operating expenses...

Pro forma operating expenses were up less than 1% sequentially, and down 2% year-over-year. As a percentage of revenue, expenses ended the quarter at 20.6%, down from Q4's 21.4%. The numbers don't fully reflect the excellent progress we made in managing expenses during the quarter because our above plan quarter resulted in a higher bonus expense than was initially forecast. Were it not for this incremental cost, total operating expenses would have been down 1% sequentially.

Going forward, we are continuing to streamline our business and improve our cost structure. You'll recall that in Q3 and Q4 we took temporary measures to reduce short-term expenses. At the same time, we began a longer-term reduction in cost structure with the implementation of the workforce reduction program announced in July. That program called for the reduction of 6,000 positions with the goal of improving our long-term cost structure. In addition to the 4,100 people who left the company in Q4, some 1,350 people left the company as part of the workforce reduction program during Q1. Most of the remaining position cuts will occur during Q2. While our cost



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structure is clearly improving, it's seasonally typical that Q2 expenses increase over Q1. Given these offsetting effects, I'd model Q2 expenses roughly at Q1 levels.

Pro forma operating margin of 6.3% was up from last quarter's 4.3%, but down from the year ago quarter's 7.6%. Other income was a positive $10 million and our tax rate remained constant at 22%, both figures consistent with our original quarterly guidance. All in all, a pretty solid quarter during some pretty challenging times.

Looking forward to Q2, we expect the other income number to be about zero, with a range of +/- $20-million and the pro forma tax rate to remain unchanged at 22%.

As Steve outlined earlier, we have redefined our business segments. We made the change to provide better visibility into the dynamics of our various businesses and to be consistent with how we manage the businesses. We hope that you find the changes useful.

So, let's review segment performance...

Starting with the Imaging and Printing Systems segment, revenue was up 2% sequentially, but down 2% year-over-year in both dollars and constant currency. Business printers were up 2% sequentially while home printers were down 2% from the prior quarter. We've



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talked a lot in recent quarters about low-end growth within our single-function
Inkjet business. Lower ASP's in this market hurt inkjet revenue growth again this quarter. However, we are seeing an offsetting change in mix toward higher margin multi-function printers and high-value imaging devices from single function printers. Of combined home and digital imaging categories, photo printers and all-in-ones rose from 24% of revenue to 32% year-over-year.

Digital imaging, including digital cameras, photo printers and scanners showed growth of 26% from the prior quarter, the result of a better than expected holiday selling season. Photo printers, a particularly hot product category, saw triple digit unit growth year-over-year.

The supplies business is healthy, up 9% year-over-year and 1% sequentially. This compares to 6% year-over-year growth in Q4 and flat year-over-year growth in Q3. This upward trend combined with strong growth in ink-intensive all-in-one products and photo printers is a good foundation for continued strong revenue performance. Moreover, we continue to protect Inkjet margins by vigorously defending our intellectual property.

Finally, while imaging and printing revenues were solid, the real story was operating profit performance for this segment which at 14.6% was well above last quarter's 9.8%, and last year's 12.9%. Continued price competition, the investment we're making in commercial printing and the ongoing need for greater R&D, will put pressure on margins.



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Mitigating this pressure is solid unit growth contributing to a larger installed base, and a better mix of ink-rich, all-in-one and photo printers. Given these dynamics, this quarter's result is likely a high water mark for operating profit going forward.

Moving to Computing Systems, Q2 was another tough quarter as weak enterprise spending continued to present challenges. Overall revenue was down 21% from a year ago and down 4% from Q4. Operating margin declined to negative 8%, down from last quarter's negative 6.7%. While Unix(R) continues to be profitable, it is clear that we need to take steps necessary to improve the profitability of our other enterprise businesses. Our goal is to position this business for success once enterprise spending picks up again. To that end, we've made a lot of progress. Our Unix(R) lineup is as solid as it's ever been and while overall Unix(R) revenues were down 7% sequentially, our strategically important mid-range Unix(R) business posted its first sequential gain since Q4 of 2000, up 3%.

Revenue in our IA-32 Industry Standard Server business was flat sequentially, even as we were improving our cost structure in this business. Storage revenues were down 4% from Q4, in large part because of intense price competition, and software finished the quarter down 2% from Q4 levels.

Now to Embedded and Personal Systems where we made significant progress during the quarter. Overall revenue was up 22%



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sequentially, including 53% growth in home PCs, and 31% growth in handheld devices. Commercial PC's and notebooks also posted solid gains in sequential revenue. We achieved these results while updating our commercial lineup to include the new E-PC P4 in December and the new VL-420 in January. We also were first to market in every major region with machines running the new XP operating system. Not only did this demonstrate strong execution, but it also gave us time to market volume and pricing advantages versus our competition.

On the margin front, strong demand for consumer PCs combined with better mix pushed operating profit to 3% for our home PC category. And while commercial PCs did not quite break even for the quarter, we did improve our operating margin to its best level since Q1 of last year. Despite the notion that the PC business is not a good business, our combined PC business was profitable during the quarter. Overall operating margin for the Embedded and Personal Systems business was very nearly breakeven, finishing the quarter at minus 0.2%, better than any quarter since FY2000.

Moving to IT Services, Q1 was another solid quarter. Revenue was up 1% sequentially and 2% year-over-year. Tighter IT budgets pushed consulting revenue down 4% sequentially, but benefited our counter-cyclical outsourcing business which achieved growth of 16% sequentially and 31% year-over-year. Support services continued to be a strong annuity asset in a challenging worldwide economy, reliable on the top line, with year-over-year revenue growth of 5%,



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and superb on the bottom line. That's why we say support is a lot like
supplies..........more is better! Driving growth was the continued move to mission-critical services and the growth in storage and network support, all higher value and higher margin services.

IT Services operating margin performance continued to improve, finishing the quarter at 13%, up from last quarter's 10.9%. Improvements in outsourcing and consulting margins drove overall operating profit improvements.

Finally, within our Financing segment, we've taken a lot of action in recent quarters to improve performance, including: tightening credit policies, more conservative residual assumptions, improving the mix between operating and rental leases, and the write-down of bad accounts. I'm pleased to report that we are finally starting to see the results of these efforts. For Q1, our financing business operating margin improved to minus 2%, up significantly from any period last year. Excluding $25 million of charges in Argentina, operating profit would have been 5%. Revenue showed the effect of our tightened policies and a generally down enterprise environment. All in all, we've made a lot of progress in this business, and while we still have a lot of work left to do, we're beginning to see some positive results.

Next, let me take a few minutes to review our balance sheet, asset management and cash position.



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We exited Q1 with inventory levels in excellent shape, down $750 million from
Q4. This on top of the $600 million sequential decrease we reported to you last quarter. Virtually every business segment showed declines in inventory from the prior quarter with the bulk of the decline, $650 million, in imaging and printing. While we did a good job managing inventory during the quarter, greater than anticipated demand for some of our imaging and printing products created backorder issues for some of our products. As such, inventory levels are likely to increase going forward so that we avoid shortages of product.

I want to be clear in saying that our inventory results are the outcome of solid inventory management, not write-offs or moving inventory into the channel. As a percentage of revenue, inventory ended the quarter at 10.1%, significantly down from last January when it stood at 13%. In the channel, inventory levels rose mildly to traditional holiday levels in November and December before retreating to expected levels in January. Channel inventories ended the quarter in line with our normal expectations...PCs at 4 1/2 weeks, is where they should be given the recent introduction of new products. Ink printers at 4 weeks were within plan, ink supplies at 4 1/2 weeks were somewhat below optimal levels, while some of our more popular all-in-one and photo printers were well below desired levels.

Trade receivables was another good story for us during the quarter as we drew them down by more than $350 million sequentially. This is a nice result in the context of 5% sequential revenue growth.



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Receivables currently stand at 9.4% of annual revenues versus last year's 11%, and DSO is down both sequentially and from the first quarter of last year.

On the liability side of the balance sheet, we drew down short-term debt by $260 million during the quarter while increasing long-term debt by $800 million.

Our strong inventory and receivables stories contributed to an excellent cash flow quarter. Net cash from operations was $1.6 billion for the quarter. Last year when we were still adjusting to a tougher economic environment, Q1 operations resulted in a net use of cash of nearly $600 million. As the numbers indicated, we've definitely made the right adjustments to our business model and we executed business fundamentals pretty well throughout the quarter.

Finally, looking at capital assets... property, plant and equipment ended the quarter virtually unchanged from the start of the quarter with asset depreciation offsetting net capital expenditures. Capital expenditures net of dispositions was $256 million during the quarter compared with $321 million for the same period last year.

In summary, I am really pleased with our cash and asset management during the quarter. Our P&L is benefiting from an improving cost structure, the balance sheet is in good shape, and exceptional execution and improved profitability resulted in very solid cash generation during the quarter. Given the current consumer and



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enterprise spending environments, I feel good about our financial position as we enter Q2. Clearly there are challenges ahead, but we're well positioned to deal with them.

On that note, I'll turn things back to Carly for a few concluding remarks.

CARLETON S. FIORINA:


Thanks.  Just a couple points and we'll open up the lines.

I think it's clear we aren't distracted by the merger or the challenge of integration. And our customers aren't defecting. Our merger with Compaq has the attributes of mergers that have succeeded.

This is a merger of like businesses coming together -- a merger of consolidation, not diversification. HP and Compaq are in the same businesses, we understand each other, we speak the same language. This is a merger that creates market leadership.

It is a rare opportunity when a technology company can, at the same time, build substantial market leadership and substantially reduce its cost structure. And this is possible because Compaq and HP are in the same businesses, pursuing the same strategies, in the same markets, with complementary capabilities.

This is a merger that we expect to be substantially accretive even with revenue losses baked in. This is a merger with lots of upside potential in both cost synergies and revenue.

This industry is beginning to consolidate; and current technology industry dynamics are much more akin to other consolidating industries -- where mergers are not only workable, but a strategic imperative.

The timing of this deal is also important. Unlike so many, particularly in the high-tech arena, we're doing this merger at the near bottom of a market cycle not the top. That means valuations are fair, customers aren't making major IT investments, and our competitors are in a holding pattern or dealing with business model challenges of their own as they adjust to lower overall industry growth rates. And perhaps most importantly, our employee base is stable. Attrition at HP and Compaq are near all-time lows.

And, we're not leaving anything to chance. A group of more than 450 dedicated people, between HP and Compaq, have been working around the clock to understand the complexity of past mergers and make the right decisions for the new company. We're drawing on our very direct experience spinning out Agilent as well as Compaq's acquisitions of DEC and Tandem. And we're working with people who've been involved in lots of mergers and know what makes the difference between success and failure.

We are addressing the critical factors for successful merger execution -- including ensuring an unyielding focus on customers throughout the pre- and post-close integration process; developing clear product roadmaps, defining governance for the new company; preparing ourselves for day one across every level of the company; developing rigorous plans for capturing the cost savings we have identified, as well as upside in revenues; and staying in constant communication with employees and stakeholders. Interestingly, the adversity we've faced has brought the two organizations even closer together and created an even more unified and committed team.

We are on a path toward enhancing shareowner value. Every day, it's becoming clearer: what these two companies can achieve together, is greater than what either company could achieve on its own.

Now I'd like to open up the call to take your questions.

FORWARD-LOOKING STATEMENTS

These scripts contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of HP and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenue, synergies, accretion or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings, approvals and closings relating to planned acquisitions; any statements concerning proposed new products, services, developments or industry rankings; any statements regarding future economic conditions or performance; statements of belief and any statements of assumptions underlying any of the foregoing.

The risks, uncertainties and assumptions referred to above include the ability of HP to retain and motivate key employees; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenue; the challenges of integration and restructuring associated with acquisitions and achieving anticipated synergies; the possibility that planned acquisitions may not close or that modifications of some aspects of planned acquisitions may be required in order to obtain regulatory approvals; the assumption of maintaining revenue on a combined company basis following acquisitions; and other risks that are described from time to time in HP's Securities and Exchange Commission reports, including but not limited to HP's annual report on Form 10-K, as amended on January 30, 2002, for the fiscal year ended October 31, 2001 and subsequently filed reports. HP assumes no obligation and does not intend to update these forward-looking statements.

ADDITIONAL INFORMATION ABOUT THE COMPAQ MERGER AND WHERE TO FIND IT

On February 5, 2002, HP filed a registration statement with the SEC containing a definitive joint proxy statement/prospectus regarding the Compaq merger. Investors and security holders of HP and Compaq are urged to read the definitive joint proxy statement/prospectus filed with the SEC on February 5, 2002 and any other relevant materials filed by HP or Compaq with the SEC because they contain, or will contain, important information about HP, Compaq and the merger. The definitive joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by HP or Compaq with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by HP by contacting HP Investor Relations, 3000 Hanover Street, Palo Alto, California 94304, 650-857-1501. Investors and security holders may obtain free copies of the documents filed with the SEC by Compaq by contacting Compaq Investor Relations, P.O. Box 692000, Houston, Texas 77269-2000, 800-433-2391. Investors and security holders are urged to read the definitive joint proxy statement/prospectus and the other relevant materials (when they become available) before making any voting or investment decision with respect to the merger.

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